                                                                     Exhibit 2.1

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                         LIMITED PARTNERSHIP INTEREST
                         AND STOCK PURCHASE AGREEMENT

                                  dated as of

                                August 31, 2000

                                 by and among

                          DATA CRITICAL CORPORATION,

                            DATACRITICAL.COM INC.,

                           PACEART ASSOCIATES, L.P.,

               THE LIMITED PARTNERS OF PACEART ASSOCIATES, L.P.,

                              PACEART G.P., INC.

                    THE STOCKHOLDERS OF PACEART G.P., INC.

                                      and

                           DR. MICHAEL N. BERGELSON,
   in his capacity as representative of the Limited Partnership, the Limited
              Partners, the General Partner and the Stockholders

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

           LIMITED PARTNERSHIP INTEREST AND STOCK PURCHASE AGREEMENT
           ---------------------------------------------------------


     THIS LIMITED PARTNERSHIP AND STOCK PURCHASE AGREEMENT (this "Agreement") is
                                                                  ---------
made and entered into as of the 31st day of August, 2000, by and among DATA CRITICAL Corporation, a Delaware corporation (the "Parent"), datacritical.com
                                                   ------
inc., a Delaware corporation and wholly owned subsidiary of Parent (the

"Purchaser"), Paceart Associates, L.P., a New Jersey limited partnership (the
----------
"Limited Partnership"), the limited partners of the Limited Partnership listed
--------------------
on Exhibit A (each individually, a "Limited Partner" and collectively, the
   ---------                        ---------------
"Limited Partners") by Paceart G.P., Inc. as their attorney-in-fact, Paceart
-----------------
G.P., Inc., a New Jersey corporation (the "General Partner"), the stockholders
                                           ---------------
of the General Partner listed on Exhibit B (each individually, a "Stockholder"
                                 ---------                        -----------
and collectively, the "Stockholders") and Michael Bergelson, as representative
                       ------------
of the Limited Partnership, the Limited Partners, the General Partner and the Stockholders on the terms and conditions set forth herein (in such capacity, the "Sellers' Agent").
 --------------

                                    RECITALS
                                    --------

     The Limited Partnership is in the business of designing and marketing pacemaker software technology. The Limited Partners are the sole owners of all of the Limited Partnership's outstanding limited partnership interests. The General Partner is the sole owner of all the Limited Partnership's outstanding general partnership interests. The Stockholders are the sole owners of all of the General Partner's capital stock. Purchaser (a) wishes to purchase from the Limited Partners, and the Limited Partners wish to sell to Purchaser, all of the Limited Partnership's outstanding limited partnership interests, and (b) wishes to purchase from the Stockholders, and the Stockholders wish to sell to Purchaser, all outstanding capital stock of the General Partner, in each case on the terms and conditions set forth herein (the "Purchase").
                                                --------

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises, agreements, warranties and provisions contained in this Agreement, the parties agree as follows:

                                   SECTION 1

                         PURCHASE AND SALE OF INTERESTS

     1.1  Intent of the Parties.  It is the intent of this Agreement that
          ---------------------
effective upon the Closing (as defined below), Purchaser shall have acquired all the rights to own and operate the business of the Limited Partnership, whether pursuant to the acquisition by the Purchaser of the LP Interests and the GP Shares (as such terms are defined below) ("Equity Purchase Transaction"), or the
                                           ---------------------------
acquisition by the Purchaser of all the assets and liabilities of the Limited Partnership ("Asset Purchase Transaction"). In the interest of tax, accounting,
              --------------------------
legal or other considerations, Purchaser may elect (and each other party hereto acknowledges and agrees that Purchaser may so elect), at its option within forty-five (45) days of the Closing Date by delivery of written notice to the Sellers' Agent to treat the purchase as either (x) an Asset Purchase Transaction or (y) an Equity Purchase Transaction. Notwithstanding the right to such election, the purchase of all the rights to own and operate the business of the Limited Partnership by the Purchaser shall be irrevocable and effective as of the Closing Date (as defined below). Each party agrees that in the event of a failure by Purchaser to deliver notice of such election by October 26, 2000, the Purchaser shall be deemed to have elected to treat the sale as an Asset Purchase Transaction. Each party agrees to treat the Purchase for all tax and accounting purposes in the manner elected by the Purchaser pursuant to this Section 1.1.

     1.2  Purchase and Sale of Interests. Subject to the terms and conditions of
          ------------------------------
this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Limited Partnership, the General Partner, the Stockholders and the Limited Partners agree to sell to the Purchaser at the Closing, (a) in the case of Purchaser's election to consummate an Equity Purchase Transaction, all of the Limited Partnership's limited partnership interests outstanding as of the Closing (the "LP Interests") and all outstanding capital stock of the General
              ------------
Partner (the "GP Shares"), and (b) in the case of Purchaser's election to
              ---------
consummate an Asset Purchase Transaction, all of the Limited Partnership's rights, title and interest in and to all of the assets, properties, business and liabilities (other than the rights and liabilities of the Limited Partnership and General Partner hereunder) owned, held or used in the conduct of such business by the Limited Partnership as the same shall exist on the Closing Date (the "Purchased Assets" and, together with the LP Interests and the GP Shares,
      ----------------
the "Purchased Interests"), in each case in exchange for an aggregate purchase
     -------------------
price (i) $6,162,000 in cash (the "Cash Consideration"), (ii) 300,000 shares of
                                   ------------------
Common Stock of Parent, (such stock of Parent, the "Parent Stock") and (iii) and
                                                    ------------
a contingent earn-out payment calculated and payable pursuant to Section 2.4 (the "Earn-Out Payment"). Each Limited Partner and each Stockholder hereby
      ----------------
acknowledges and agrees that (x) the Limited Partners shall receive solely Cash Consideration, but no Parent Stock, in exchange for the Purchased Interests being tendered by them, (y) the Stockholders shall receive a combination of both Cash Consideration and Parent Stock in exchange for the Purchased Interests being tendered by them, and (z) such distribution of Cash Consideration and Parent Stock shall satisfy all distribution and other requirements set forth in the Certificate of Limited Partnership and Limited Partnership Agreement of the Limited Partnership and applicable to or triggered by the Purchase.

                                   SECTION 2

                                    CLOSING

     2.   Closing.
          -------

          2.1  Closing Date.  The closing of the Purchase (the "Closing") shall
               ------------                                     -------
be held at the offices of Orrick, Herrington & Sutcliffe, L.L.P, 701 Fifth Ave., Suite 6500, Seattle, WA 98104 at 9:00 a.m. (Washington time) on the business day of the satisfaction or waiver of the latest to occur of the conditions set forth in Section 7 or at such other time and place upon which the parties shall agree orally or in writing, such time and date being referred to herein as the

"Closing Date."  Notwithstanding the Closing Date, all revenues and expenses
-------------
accrued by the Limited Partnership after August 31, 2000 shall be reflected on the books and records, including the financial statements, of the Purchaser and Parent, excluding, however, any expenses payable out of the Partnership Cash
        ---------  -------
Distribution (as defined below) in accordance with the terms of this Agreement.

          2.2  Actions at the Closing.  At the Closing, the parties hereto shall
               ----------------------
take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

               (a) Each of the Limited Partners will deliver to Purchaser a certificate or certificates representing all of such Limited Partner's LP Interests, together with limited partnership powers duly endorsed in blank for transfer of such Interests to Purchaser, and the Limited Partners shall deliver all other documents required of the Limited Partners pursuant to the Agreement, including affidavits of loss if necessary;

               (b) Each of the Stockholders will deliver to Purchaser a certificate or certificates representing all of such Stockholder's GP Shares, together with stock powers duly endorsed in blank for transfer of such GP Shares to Purchaser, and the Stockholders shall deliver all other documents required of the Stockholders pursuant to the Agreement;

               (c) Purchaser will deliver to Sellers' Agent in respect of the Limited Partners by cashier's check or wire transfer such portion of the Cash Consideration payable to each Limited Partner as set forth in the Exhibit C, net of the amounts deposited in escrow as set forth in
              ---------
          Section 2.3(a) below, and Purchaser will deliver all other documents required of Purchaser herein; and

               (d) Purchaser will deliver to Sellers' Agent in respect of each Stockholder (i) by cashier's check or wire transfer such portion of the Cash Consideration payable to each such Stockholder as set forth on Exhibit D and (ii) certificates representing the number of shares
             ---------
          of Parent Stock owed to each such Stockholder as set forth in Exhibit
                                                                        -------
          D, net of the amounts deposited in escrow as set forth in Section
          -
          2.3(a) below, and Purchaser will deliver all other documents required of Purchaser herein.

     Each of the Limited Partnership, the General Partner, each Limited Partner, each Stockholder and the Sellers' Agent acknowledges and agrees that Purchaser's sole obligation under this Section 2.2 and in respect of any payment or other transfer of value to be made by Purchaser or Parent hereunder shall be to make such payment or transfer to Sellers' Agent and to no other person or entity, and that neither Purchaser nor Parent shall have any liability for, and none of the Limited Partnership, the General Partner, any Limited Partner or any Stockholder shall have any recourse to Purchaser or Parent for, any failure or delay by Sellers' Agent to deliver such payment or transfer to the beneficial owner and ultimate party entitled thereto. Any payment or transfer of value made by Purchaser or Parent hereunder to Sellers' Agent shall be deemed for all purposes hereunder to be a payment or transfer of value made by Purchaser or Parent to the beneficial owner thereof.

          2.3  Payment.  At the Closing, an aggregate of $6,162,000 and 300,000
               -------
shares of Parent Stock (the "Initial Purchase Price" and, together with the
                             ----------------------
Earn-Out Payment, if any, the "Purchase Price") shall be paid by Purchaser as
                               --------------
follows:

          (a) An amount equal to (i) $382,500 of cash and (ii) 75,000 shares of Parent Stock payable to the Stockholders, each shall be placed in Escrow as provided in Section 8 below; it being agreed that the Initial Purchase Price payable to each of the Limited Partners (in respect of the escrowed Cash Consideration) and each of the Stockholders (in respect of the escrowed Parent Stock) shall be reduced ratably among the Limited Partners and Stockholders to establish the Escrow Fund;

          (b) The remaining Initial Purchase Price after the payments set forth in subparagraphs (a) above (the "Remaining Amount") shall be paid:
                                 ----------------

               (i) to the Sellers' Agent, for the account of each Limited Partner as their interests may appear under the Limited Partnership Agreement of the Limited Partnership, an amount equal to the Remaining Amount consisting of Cash Consideration allocable to all Limited Partners;

               (ii) to the Sellers' Agent in respect of each Stockholder, an amount equal to (A) in respect of Cash Consideration, the Remaining Amount consisting of Cash Consideration allocable to all Stockholders multiplied by the quotient of (w) the number of GP Shares being tendered by such Stockholder at the Closing divided by (x) the aggregate number of GP Shares being purchased by Purchaser from all Stockholders at the Closing, and (B) in respect of Parent Stock, an amount of Parent Stock, rounded to the nearest whole share, equal to the Remaining Amount consisting of Parent Stock multiplied by the quotient of (y) the number of GP Shares being tendered by such Stockholder at the Closing divided by (z) the aggregate number of GP Shares being purchased by Purchaser from all Stockholders at the Closing.

     Each party hereto acknowledges and agrees that the value of the shares of Parent Stock shall be the last reported sale price on the Nasdaq National Market for the regular trading day immediately preceding the Closing Date.

          2.4       Earn-Out Payment.  To the extent sales revenue recognized by
                    ----------------
the Limited Partnership for the fiscal year ending December 31, 2001 is in excess of $5,000,000 in the aggregate, Purchaser agrees to pay, and Parent agrees to cause Purchaser to pay, to Sellers' Agent (for the ratable benefit of the Limited Partners and Stockholders based on their respective interests in the Limited Partnership and General Partner, as applicable, as of the Closing Date) an Earn-Out Payment of $400,000 within 45 days after the end of such fiscal year. The Earn-Out Payment, if due, shall be paid in the same manner as the Cash Consideration, provided that the Earn-Out Payment shall not be subject to deposit into the Escrow Fund. For purposes of calculating any Earn-Out Payment pursuant to this Section 2.4 only, (i) the "Limited Partnership" shall be deemed to refer to the Limited Partnership as it existed prior to the Closing and as such Limited Partnership (or successor entity) shall operate as a division of the Purchaser or Parent after the Closing, and (ii) revenue shall only be deemed recognized by the Limited Partnership to the extent it satisfies the Parent's revenue recognition policies for sales to end users as generally in effect from time to time and as determined and approved by the Parent's accountants. If the Earn-Out Payment is not due in accordance with this Section 2.4, then Sellers' Agent shall have the right, at the sole cost and expense of the Limited Partners and the Stockholders, to an accounting and inspection of those books and records of the Parent related to or necessary for the calculation of the Earn-Out Payment.

                                   SECTION 3

                           SECURITIES LAW COMPLIANCE

          3.1  Securities Act Exemption.  Parent Stock to be issued pursuant to
               ------------------------
this Agreement shall not be registered under the Securities Act of 1933, as amended ("Securities Act"), in reliance upon the exemption contained in Section
          --------------
4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance upon the representations and warranties of the Limited Partners and the Stockholders contained in Article V below.

          3.2  Stock Restrictions.  The certificates representing the shares of
               ------------------
Parent Stock issued pursuant to this Agreement shall bear a restrictive legend or legends (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), as set forth in Section 5.9.

                                   SECTION 4

   REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERSHIP AND THE GENERAL
                                    PARTNER

     References in this Section 4 to the "Partnership Disclosure Schedule" shall
                                          -------------------------------
mean the schedule attached hereto as Exhibit J as such Partnership Disclosure
                                     ---------
Schedule has been delivered jointly and severally by the Limited Partnership and the General Partner to Purchaser prior to the execution and delivery of this Agreement. Each of the Limited Partnership and the General Partner jointly and severally represents and warrants to Purchaser as follows:

     4.1  Organization, Standing and Power.
          ---------------------------------

          (a) The Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Limited Partnership has the requisite limited partnership power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner. The Limited Partnership is duly qualified or licensed as a foreign limited partnership to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner. The Limited Partnership does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. All of the limited and general partners of the Limited Partnership are residents of the United States.

          (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The General Partner has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner. The General Partner is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner. The General Partner does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, excluding, however, its general partnership interest in
                       ---------  -------
the Limited Partnership. The General Partner conducts no business or operations of any kind, other than its status as the general partner of the Limited Partnership. All of the stockholders of the General Partner are residents of the United States.

     4.2  Constituent Documents.
          ---------------------

          (a) The Limited Partnership has delivered a true and correct copy of the Certificate of Limited Partnership and Limited Partnership Agreement or other charter documents, as applicable, of the Limited Partnership, each as amended to date, to Purchaser. The Limited Partnership is not in violation of any of the provisions of its Certificate of Limited Partnership and Limited Partnership Agreement or equivalent organizational documents.

          (b) The General Partner has delivered a true and correct copy of the Articles of Incorporation and Bylaws of the General Partner, each as amended to date, to Purchaser. The General Partner is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     4.3  Capital Structure.
          -----------------

          (a) The Limited Partners identified on Exhibit A own all the authorized and issued limited partnership interests of the Limited Partnership and the General Partner owns the sole authorized and issued general partnership interest of the Limited Partnership. The capital balance of each Limited Partner and the General Partner is as set forth on Section 4.3(a) of the Partnership Disclosure Schedule. There are no other outstanding limited partnership interests, general partnership interests or voting securities and no outstanding commitments to issue any partnership interests or voting securities. All capital contributions required to have been made by or on behalf of any of the Limited Partners or the General Partner to the Limited Partnership have been fully paid as of the Closing Date and no distributions from the Limited Partnership have been declared, are accrued or are otherwise owing to any of the Limited Partners or the General Partner as of the Closing Date, except in respect of the Partnership Cash Distribution (as defined below). All outstanding limited partnership interests and general partnership interests of the Limited Partnership are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof (of which, the Limited Partnership has received no notices of the existence thereof) and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Limited Partnership or the Limited Partnership Agreement of the Limited Partnership or any agreement to which the Limited Partnership is a party or by which it is bound. All outstanding limited partnership interests and general partnership interests of the Limited Partnership were issued in compliance with all applicable federal and state securities laws. The Limited Partnership has not issued any limited or general partnership interest since 1994. Except for (i) the rights created pursuant to this Agreement and (ii) for the Limited Partnership's right to repurchase any Interests under the Limited Partnership's Limited Partnership Agreement, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the Limited Partnership is a party or by which the Limited Partnership is bound relating to the issued or unissued limited partnership interests or general partnership interests of the Limited Partnership or obligating the Limited Partnership to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any limited partnership interests or general partnership interests of the Limited Partnership or obligating the Limited Partnership to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Limited Partnership's limited partnership interests or general partnership interests (i) between or among the Limited Partnership and any of its limited partners and/or general partners and (ii) to the best of the Limited Partnership's knowledge, between or among any of the Limited Partnership's limited partners and/or general partners, except for the Limited Partnership's Limited Partnership Agreement.

          (b) The authorized capital stock of the General Partner consists of 1,000 shares of Common Stock, of which there were issued and outstanding as of the close of business on August 30, 2000, 1,000 shares of Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. All outstanding shares of the General Partner Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof (of which, the General Partner has received no notices of the existence thereof), and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the General Partner or any agreement to which the General Partner is a party or by which it is bound. All outstanding shares of the General Partner Common Stock were issued in compliance with all applicable federal and state securities laws.
Section 4.3(b) of the Partnership Disclosure Schedule sets forth the number of outstanding shares of the General Partner Common Stock and the registered holders thereof. Except (i) for the rights created pursuant to this Agreement and (ii) as set forth in this Section 4.3(b), there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the General Partner is a party or by which the General Partner is bound relating to the issued or unissued capital stock of the General Partner or obligating the General Partner to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the General Partner or obligating the General Partner to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the General Partner's capital stock (i) between or among the General Partner and any of its stockholders and (ii) to the best of the General Partner's knowledge, between or among the General Partner's stockholders or between or among the General Partner's stockholders and the Limited Partnership or the Limited Partners.

     4.4  Authority.
          ---------

          (a) The Limited Partnership has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of the Limited Partnership. The General Partner has approved this Agreement and the Purchase. This Agreement has been duly executed and delivered by the Limited Partnership and assuming due authorization, execution and delivery by Purchaser, constitutes the valid and binding obligation of the Limited Partnership enforceable against the Limited Partnership in accordance with its terms.

          (b) The General Partner has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the General Partner. The General Partner's Board of Directors and the Stockholders have each unanimously approved this Agreement and the Purchase. This Agreement has been duly executed and delivered by the General Partner and assuming due authorization, execution and delivery by Purchaser, constitutes the valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms.

     4.5  No Conflicts; Required Filings and Consents.
          -------------------------------------------

          (a) The execution and delivery of this Agreement by each of the Limited Partnership and the General Partner does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of the Limited Partnership or the Articles of Incorporation or Bylaws of the General Partner, in each case as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Limited Partnership or the General Partner or any of their properties or assets, the violation of which (in the case of clause (ii) only) in the aggregate does not have a Material Adverse Effect on the Limited Partnership or General Partner. Upon purchase of all the GP Shares, the Purchaser shall succeed to the general partnership interest of the General Partner and will enjoy all power, authority and ability to act under the Limited Partnership Agreement of the Limited Partnership as enjoyed by the General Partner as of and prior to the Closing Date.

          (b) The execution and delivery of this Agreement by each Stockholder and the General Partner does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of preemption or first refusal under, the Stockholders Agreement among the Stockholders. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental
                                                                ------------
Entity") is required by or with respect to the Limited Partnership or the
------
General Partner in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than any consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement. No filing of notice or other filing (excluding, however, a state tax filing with the State of New Jersey) is required under the bulk sales law of any jurisdiction in which the Limited Partnership is doing business.

     4.6  Financial Statements.
          --------------------

          (a) Section 4.6(a) of the Partnership Disclosure Schedule includes a true, correct and complete copy of the Limited Partnership's unaudited financial statements for each of the fiscal years ended December 31, 1997, 1998, and 1999, respectively, and its unaudited financial statements, which consist of statement of assets, liabilities and partner capital-income tax basis, related statements of revenue and expense-income tax basis, partner's capital-income tax basis and cash flows-income tax basis (the "LP Financial Statements"). The LP Financial
                                  -----------------------
Statements have been prepared on the accounting basis used by the Limited Partnership for income tax purposes, which is a comprehensive and consistently applied basis of accounting other than generally accepted accounting principles. The LP Financial Statements accurately set out and describe the financial condition and operating results of the Limited Partnership as of the dates and for the periods indicated therein. At the request of the Purchaser, the LP Financial Statements for the fiscal year ending December 31, 1999 and the six-month period ending June 30, 2000 (the "Restated LP Financial Statements") were
                                        --------------------------------
restated and prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods
             ----
indicated, for the periods indicated therein and with each other. The Restated LP Financial Statements were restated utilizing the revenue recognition policies described as follows: Revenue on system sales were recognized upon completed contract, which is based upon training or installation of the systems rather than shipment date. For systems not requiring installation or training, or sales of upgraded software; revenue is recognized based upon shipment date. Revenue on systems sales were reduced to account for the service contract component of the system sales which was estimated to be 9% of the system sales and this revenue will be amortized ratability over a twelve month period commencing with installation. Costs incurred prior to revenue recognition will be capitalized as work in progress in accordance with completed contract method. For new service contracts entered a year or later after installation, the revenue would be amortized ratability over the life of the contract; usually twelve months. The upfront payment on the service contracts would be considered unearned income or deferred income until amortized. Other revenue recognition policies were consistent with previous policies of the Limited Partner.

          (b) Section 4.6(b) of the Partnership Disclosure Schedule includes a true, correct and complete copy of the General Partner's tax returns for each of the fiscal years ended December 31, 1997, 1998 and 1999, respectively (collectively, the "GP Tax Returns"). The GP Tax Returns have been prepared in
                    --------------
accordance with generally accepted tax accounting principles applied on a consistent basis throughout the periods indicated and with each other. The GP Tax Returns accurately set out and describe the financial condition and operating results of the General Partner as of the dates, and for the periods, indicated therein.

     4.7  Absence of Undisclosed Liabilities.
          ----------------------------------

          (a) The Limited Partnership has no indebtedness or contingent obligations for borrowed money. The Limited Partnership has no other material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet of the Limited Partner for the period ended June 30, 2000 (the "LP
                                                                              --
Balance Sheet"), (ii) those incurred by the Limited Partnership in connection
-------------
with the execution of this Agreement, and (iii) those liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000.

          (b) The General Partner has no indebtedness or contingent obligations for borrowed money. The General Partner has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) the obligations and liabilities of the Limited Partnership, (ii) those incurred by the General Partner in connection with the execution of this Agreement and (iii) those liabilities or obligations incurred in the ordinary course of business consistent with past practice since January 1, 2000 that are reimbursable to the General Partner by the Limited Partnership.

          (c) As of August 31, 2000 and assuming the Partnership Cash Distribution has been effected, the Limited Partnership has Net Working Capital of not less than $550,000. "Partnership Cash Distribution" means any cash
                             -----------------------------
distributions or payments to be made by the Limited Partnership out of Net Working Capital immediately prior to, on, or promptly after the Closing Date as disclosed on Section 4.8 of the Partnership Disclosure Schedule, which cash distributions shall not exceed $450,000. "Net Working Capital" means the sum of
                                           -------------------
the Limited Partnership's (i) cash plus accounts receivable plus inventory plus
                                   ----                     ----           ----
(without duplication) capitalized costs plus prepaid expenses minus (ii)
                                        ----                  -----
accounts payable plus accrued expenses plus customer deposits, in each case as
                 ----                  ----
determined consistent with GAAP and the LP Balance Sheet and excluding any unearned income or deferred revenues. All professional and transactional advisory fees of the Limited Partnership and the General Partner relating to the transactions contemplated hereby (including but not limited to legal fees and expenses, accounting fees and fees and expenses in respect of the preparation and distribution of K-1 statements to each of the partners of the Limited Partnership in respect of the 2000 fiscal year) incurred by or on behalf of the Limited Partnership or the General Partner, or otherwise obligated or promised to be paid by the Limited Partnership or the General Partner on behalf of any Limited Partner, any Stockholder or any other person, have been, or shall be, on or prior to the Closing Date, paid from or deducted from the proceeds of the Partnership Cash Distribution and in no event shall be paid out of any other Net Working Capital or other assets of the Limited Partnership or the General Partner, and, after the Closing Date, shall not be liabilities of either the Limited Partnership or the General Partner as either such entity (or successor entity) shall operate as a subsidiary or division of the Purchaser or Parent after the Closing Date.

     4.8  Absence of Certain Changes.  Except as set forth in Section 4.8 of the
          --------------------------
Partnership Disclosure Schedule, since June 30, 2000 ( the "LP Balance Sheet
                                                            ----------------
Date") there has not been, occurred or arisen any:
----

          (a) transaction by the Limited Partnership or the General Partner except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Limited Partnership or the Limited Partnership Agreement of the Limited Partnership, or the Articles of Incorporation and Bylaws of the General Partner;

          (c) capital expenditure or commitment by the Limited Partnership or the General Partner except in the ordinary course of business as conducted on that date and consistent with past practices;

          (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of the Limited Partnership or the General Partner (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Limited Partnership or the General Partner, except in respect of the Restated LP Financial Statements;

          (g) revaluation by the Limited Partnership or the General Partner of any of their respective assets;

          (h) (i) declaration, setting aside, or payment of a dividend, capital account distribution, or other distribution in respect to the limited partnership interests or general partnership interests of the Limited Partnership, or any direct or indirect redemption, purchase or other acquisition by the Limited Partnership of any of such interests, or (ii) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the General Partner, or any direct or indirect redemption, purchase or other acquisition by the General Partner of any of such interests, in each case except in respect of the Partnership Cash Distribution;

          (i) increase in the salary or other compensation payable or to become payable by the Limited Partnership or the General Partner to any officers, directors, employees or consultants of the Limited Partnership or the General Partner, or, other than as paid from the Partnership Cash Distribution, the declaration, payment, or commitment or obligation of any kind for the payment by the Limited Partnership or the General Partner of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement and except in the ordinary course of business as conducted on that date and consistent with past practices, or other than as set forth in Section 4.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Limited Partnership or the General Partner (other than inventory);

          (k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which the Limited Partnership or the General Partner is a party or by which it is bound;

          (l) loan by the Limited Partnership or the General Partner to any person or entity, or guaranty by the Limited Partnership or the General Partner of any loan, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (ii) trade payables in the ordinary course of business and consistent with past practices;

          (m) waiver or release of any right or claim of the Limited Partnership or the General Partner, including any write-off or other compromise of any account receivable of the Limited Partnership or the General Partner;

          (n) notice of any claim of ownership by a third party of the Limited Partnership's or the General Partner's Intellectual Property (as defined in
Section 4.13 below) or of infringement by the Limited Partnership or the General Partner of any third party's Intellectual Property rights;

          (o) issuance or sale by the Limited Partnership or the General Partner of any of its limited partnership interests or general partnership interests or its shares of capital stock, as applicable, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (p) decrease or other material change in pricing or royalties set or charged by the Limited Partnership or the General Partner to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Limited Partnership or the General Partner;

          (q) any event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner; or

          (r) any agreement by the Limited Partnership, the General Partner or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     4.9  Litigation.  Section 4.9 of the Partnership Disclosure Schedule sets
          ----------
forth a complete list of each private or governmental action, suit, proceeding, claim, arbitration or investigation now pending before any agency, court or tribunal, foreign or domestic, or, to the

Limited Partnership's or General Partner's knowledge, threatened against the Limited Partnership or the General Partner or any of their respective properties or any of their respective officers or directors (in their capacities as such). To the best knowledge of the Limited Partnership and the General Partner, the litigations identified on Section 4.9 of the Partnership Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Limited Partnership. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Limited Partnership's or General Partner's knowledge, threatened against the Limited Partnership or the General Partner or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner. There is no judgment, decree or order against the Limited Partnership or the General Partner or, to the Limited Partnership's or General Partner's knowledge, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner. All litigation to which the Limited Partnership or the General Partner is a party (or, to the knowledge of the Limited Partnership or the General Partner, threatened to become a party) is disclosed in the Partnership Disclosure Schedule.

     4.10 Restrictions on Business Activities.  There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon the Limited Partnership or the General Partner which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Limited Partnership or the General Partner, any acquisition of property by the Limited Partnership or the General Partner or the overall conduct of business by the Limited Partnership or the General Partner as currently conducted or as proposed to be conducted by the Limited Partnership or by the General Partner. Neither the Limited Partnership nor the General Partner has entered into any agreement under which the Limited Partnership or the General Partner is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.11 Permits; Limited Partnership Products; Regulation.
          -------------------------------------------------

          (a) Each of the Limited Partnership and the General Partner is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Limited Partnership or the General Partner, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Limited Partnership Authorizations") and no suspension or cancellation of
      ----------------------------------
any Limited Partnership Authorization is pending or, to the Limited Partnership's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Limited Partnership Authorization would not have a Material Adverse Effect on the Limited Partnership or the General Partner. Neither the Limited Partnership nor the General Partner is in conflict with, or in default or violation of, (i) any laws applicable to the Limited Partnership or the General Partner or by which any property or asset of the Limited Partnership or the General Partner is bound or affected, (ii) any Limited Partnership Authorization or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Limited Partnership or the General Partner is a party or by which the Limited Partnership or the General Partner or any property or asset of the Limited Partnership or the General Partner is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate have a Material Adverse Effect on the Limited Partnership or the General Partner.

          (b) Since December 31, 1997, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Limited Partnership or the General Partner (the "Products") is defective or fails to
                                         --------
meet any applicable standards promulgated by any such governmental or regulatory body. The Limited Partnership has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the design, manufacture, labeling, testing and inspection of the Products and the operation of manufacturing facilities promulgated by the Food and Drug Administration ("FDA"). Except as disclosed in Section 4.11(b) of the
                 ---
Partnership Disclosure Schedule, since December 31, 1999, there have been no recalls, field notifications or seizures ordered or, to the Limited Partnership's or General Partner's knowledge, threatened by any such governmental or regulatory body with respect to any of the Products. Neither the Limited Partnership nor the General Partner has received within the last five years a warning letter or notice from the FDA regarding its products, licenses or businesses, including but not limited to pursuant to Title 21,
Section 810.10 of the Code of Federal Regulations.

          (c) The Limited Partnership or the General Partner has obtained, in all countries where either the Limited Partnership or the General Partner is marketing or has marketed its Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by the Limited Partnership or the General Partner in such countries ("Product Approvals"). Section 4.11(c) sets forth all Product Approvals issued
  -----------------
to, or applied for by, the Limited Partnership or the General Partner in respect of any Product. All such Product Approvals have been validly issued and are enforceable according to their terms. Each Product Approval is freely transferable by the Limited Partnership or the General Partner, as the case may be, to Purchaser or Parent or, if not freely transferable, consent to such transfer has been obtained from the appropriate agency. Each of the Limited Partnership and the General Partner has made available for examination by Purchaser all information relating to regulation of its Products, including licenses, registrations, approvals, permits, device listing, inspections, recalls and product actions, audits and ongoing field tests and clinical studies. The Limited Partnership has identified in writing to Purchaser all international locations where regulatory information and documents are kept.

          (d) Section 4.11(d) of the Partnership Disclosure Schedule sets forth a true, accurate and comprehensive identification and description of all warranty claims or similar claims made in respect of any Products since December 31, 1997. All such claims have been resolved and neither the Limited Partnership nor the General Partner has any knowledge of any pending or threatened claims of such type with regard to the Products.

          (e) Neither the Limited Partnership nor the General Partner has made any sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which the Limited Partnership's customers from time to time test or evaluate products). The products the Limited Partnership and the General Partner have delivered to customers substantially comply with published specifications for such products and neither the Limited Partnership nor the General Partner has not received material complaints from customers about its products that remain unresolved. Section 4.11(e) of the Partnership Disclosure Schedule accurately sets forth a complete list of products in development (exclusive of mere enhancements to and additional features for existing products).

     4.12 Title to Property.
          -----------------

          (a) Each of the Limited Partnership and the General Partner has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the LP Balance Sheet or acquired after the LP Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the LP Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the LP Balance Sheet. The plants, property and equipment of the Limited Partnership and the General Partner that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of the Limited Partnership and the General Partner are reflected in the LP Balance Sheet to the extent GAAP requires the same to be reflected. Section 4.12(a) of the Partnership Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by the Limited Partnership and by the General Partner, or either of them, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Section 4.12(b) of the Partnership Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned
                                                               ---------
or leased by the Limited Partnership and the General Partner, or either of them, and such Equipment is, taken as a whole, (i) adequate for the conduct of the Limited Partnership's business, consistent with its past practice and (ii) in good operating condition (except for ordinary wear and tear).

     4.13 Intellectual Property.
          ---------------------

          (a) Each of the Limited Partnership and the General Partner respectively own, or are licensed to or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, copyrights, and any applications for any of the foregoing, mask works, mask work rights, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual
                                                             ------------
Property") that are used or proposed to be used in the business of the Limited
--------
Partnership or the General Partner, respectively, each as currently conducted or as currently proposed to be conducted by the Limited Partnership or the General Partner, as applicable, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner, as applicable. Each employee and consultant of or for the Limited Partnership and the General Partner have executed agreements assigning all right, title and interest of any such employee or consultant in, to or under any Intellectual Property to the Limited Partnership and the General Partner, as applicable, except where the failure of such employees or consultant to execute such an agreement has not had and would not reasonably be expected to have a Material Adverse Effect on either of the Limited Partnership or the General Partner.

          (b) Section 4.13 of the Partnership Disclosure Schedule lists (i) all patents and patent applications and all registered trademarks, trade names, domain names, service marks, copyrights, and mask work rights, included in the Intellectual Property owned by the Limited Partnership, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Limited Partnership or the General Partner is a party and pursuant to which any person is authorized to use any Intellectual Property owned by the Limited Partnership or the General Partner, respectively, and (iii) all licenses, sublicenses and other agreements as to which the Limited Partnership or the General Partner is a party and which authorize the Limited Partnership or the General Partner to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are
                     ----------------------------------------
incorporated in, are, or form a part of any products of the Limited Partnership or the General Partner and that are, individually or in the aggregate, material to the business of the Limited Partnership or the General Partner; provided that
                                                                   --------
Section 4.12 of the Partnership Disclosure Schedule does not list any shrink wrap or similar end user licenses in respect of retail office computer software products. Neither the Limited Partnership nor the General Partner is in violation of any license, sublicense or agreement listed in Section 4.13 of the Partnership Disclosure Schedule. The execution and delivery of this Agreement by the Limited Partnership and the consummation of the transactions contemplated hereby, will neither cause the Limited Partnership or the General Partner to be in violation or default under any license, sublicense or agreement listed in
Section 4.13 of the Partnership Disclosure Schedule, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, in either case, where such waiver, default, termination right or modification right has not been waived by all necessary parties. Except as set forth in Section 4.13 of the Partnership Disclosure Schedule, each of the Limited Partnership and the General Partner respectively is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property owned by it, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which such Intellectual Property is being used.

          (c) To the Limited Partnership's and the General Partner's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of (i) any Intellectual Property rights of the Limited Partnership or the General Partner or (ii) any Intellectual Property right of any third party to the extent licensed by or through the Limited Partnership or the General Partner, by any third party, including any employee or former employee of the Limited Partnership or the General Partner, except as noted in
Section 4.13 of the Partnership Disclosure Schedule. Neither the Limited Partnership nor the General Partner has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Neither the Limited Partnership nor the General Partner is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on the Limited Partnership or the General Partner.

          (e) All patents, registered trademarks, registered service marks, registered domain names and registered copyrights held by the Limited Partnership or the General Partner are valid and existing and, to the Limited Partnership's and the General Partner's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of the Limited Partnership or the General Partner. The Limited Partnership has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, domain names, copyrights, other Intellectual Property or violation of any trade secret or other proprietary right of any third party. To the knowledge of the Limited Partnership and the General Partner, no third party is challenging the ownership by the Limited Partnership or the General Partner of, or validity or effectiveness of, any of the Intellectual Property. Neither the conduct of the business of the Limited Partnership and the General Partner as currently conducted or currently contemplated to be conducted nor the manufacture, sale, licensing or use of any of the products of the Limited Partnership or the General Partner as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property owned by the Limited Partnership in the manufacture, use, sale or licensing by the Limited Partnership or the General Partner of any products currently proposed, infringes on or could reasonably be expected to infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention (to the extent currently protected from infringement by law or contract applicable to the Limited Partner or the General Partner), service mark or copyright of any third party that, individually or in the aggregate, where such infringement would be reasonably likely to have a Material Adverse Effect on the Limited Partnership or the General Partner. Neither the Limited Partnership nor the General Partner has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the Limited Partnership's and General Partner's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Limited Partnership or the General Partner, except such as may have been commenced by the Limited Partnership or the General Partner.

          (f) Each of the Limited Partnership and the General Partner has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Intellectual Property owned by the Limited Partnership or the General Partner of the rights to such contributions that the Limited Partnership or the General Partner does not already own by operation of law, where such rights are material to the business of the Limited Partnership or General Partner as currently conducted.

          (g) Each of the Limited Partnership and the General Partner has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Each of the Limited
                            ------------------------
Partnership and the General Partner has a policy requiring each of its employees and contractors to execute proprietary information and confidentiality agreements substantially in the Limited Partnership's standard forms and all current and former employees and contractors of the Limited Partnership and the General Partner have executed such an agreement, except where the failure of such employees and contractors to execute such an agreement has not had or would not reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner. All use, disclosure or appropriation of Confidential Information owned by the Limited Partnership or the General Partner by or to a third party has been pursuant to the terms of a written agreement between the Limited Partnership or the General Partner and such third party, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Limited Partnership. All use, disclosure or appropriation of Confidential Information not owned by the Limited Partnership or the General Partner has been pursuant to the terms of a written agreement between the Limited Partnership or the General Partner and the owner of such Confidential Information, or is otherwise lawful.

     4.14 Environmental Matters.
          ---------------------

          (a) The following terms shall be defined as follows:

              (i)  "Environmental and Safety Laws" shall mean any federal, state
                   -------------------------------
or local laws, ordinances, codes, regulations, rules, legally binding policies and applicable orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials (as defined below) or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

              (ii) "Hazardous Materials" shall mean any toxic or hazardous
                    -------------------
substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum or petroleum products including crude oil or any fractions thereof; natural gas, synthetic gas, or any mixtures thereof; radon; asbestos; or any other pollutant or contaminant

               (iii)     "Property" shall mean all real property leased or owned
                          --------
by the Limited Partnership or the General Partner either currently or in the past.

               (iv)      "Facilities" shall mean all buildings and improvements
                          ----------
on the Property of the Limited Partnership or the General Partner.

          (b) Each of the Limited Partnership and the General Partner represents and warrants as follows: (i) to its knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities;
(ii) all Hazardous Materials used by the Limited Partnership and/or General Partner have been disposed of in accordance with all Environmental and Safety Laws; and (iii) neither the Limited Partnership nor the General Partner has received any written notice of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices of noncompliance, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) neither the Limited Partnership nor the General Partner has received notice that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
                                                                       ------
or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there has not been in the past, and there is not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials by the Limited Partnership or the General Partner or any of their employees or agents, or, to its knowledge, by any other person, on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters) which requires remediation under Environmental and Safety Laws; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to its knowledge, there are no polychlorinated biphenyls ("PCBs") deposited, stored,
                                                    ----
disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million other than utility-owned transformers; (ix) to its knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and the Limited Partnership's and the General Partner uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) the Limited Partnership and the General Partner have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither the Limited Partnership nor the General Partner is liable for any off-site contamination nor under any Environmental and Safety Laws.

          (c) For purposes of determining the indemnification obligations of any person under Section 8.3, any qualification or condition contained in this
Section 4.14 in respect of the knowledge of either the Limited Partnership or the General Partner shall be disregarded.

     4.15 Taxes.
          -----

          (a) For purposes of this Section 4.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "Returns" shall mean all reports, estimates,
                              -------
declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of the Limited Partnership or the General Partner have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Limited Partnership or the General Partner under Section 6655 of the Internal Revenue Code (the "Code")or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by the Limited Partnership or the General Partner with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). The Limited Partnership and the General Partner have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Limited Partnership or the General Partner with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Limited Partnership or the General Partner is contesting in good faith through appropriate proceedings and which are adequately reserved for on its respective books and records. Neither the Limited Partnership nor the General Partner has any subsidiaries. The General Partner has not at any time been a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired. The Limited Partnership qualifies (and has since the date of its formation has qualified) to be treated as a partnership for federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation, and neither the Limited Partnership, the General Partner, any of the Limited Partners, nor any taxing authority has taken a position inconsistent with such treatment.

          (c) The amount of the Limited Partnership's liabilities for unpaid Taxes for all periods through the date of the LP Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the LP Financial Statements, and the LP Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of the Limited Partnership payable after the date of the LP Financial Statements attributable to transactions and events occurring prior to such date. The General Partner has no current liability for Taxes. No liability for Taxes of the Limited Partnership or the General Partner has been incurred or material amount of taxable income has been realized (or prior to and including August 31, 2000 will be incurred or realized) since such date other than in the ordinary course of business.

          (d) Purchaser has been furnished by the Limited Partnership and the General Partner with true and complete copies of (i) all relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Limited Partnership or the General Partner relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including the Limited Partnership and the General Partner for all periods since the Limited Partnership's and the General Partner's inception.

          (e) No audit of the Returns of or including the Limited Partnership or the General Partner by a government or taxing authority is in process, threatened in writing or, to the knowledge of the Limited Partnership or the General Partner, pending. No deficiencies exist or have been asserted in writing or are expected to be asserted with respect to Taxes of the Limited Partnership or the General Partner, and the Limited Partnership has not received notice in writing nor does it expect to receive notice that it or the General Partner has not filed a Return or paid Taxes required to be filed or paid. Neither the Limited Partnership nor the General Partner is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened in writing against the Limited Partnership, the General Partner or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Limited Partnership or the General Partner. The Limited Partnership and the General Partner have disclosed on their federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

          (f) The Limited Partnership and the General Partner are not (nor have they ever been) parties to any tax sharing agreement. Since January 1, 1998, the General Partner has not been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

          (g) The General Partner is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Limited Partnership is not a United States real property interest within the meaning of section 1.897-7T(a) of the Treasury Regulations. Purchaser shall have received from each of the Limited Partnership and the General Partner, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act affidavit satisfying the requirements of Treasury Regulations sections 1.1445-2(c) and 1.1445-11T(d)(2)(i), respectively. The General Partner is not a "consenting corporation" under Section 341(f) of the Code. Neither the Limited Partnership nor the General Partner has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Limited Partnership or to the General Partner pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither the Limited Partnership nor the General Partner has agreed to, nor is it required to make, other than by reason of the purchase of the Interests by Purchaser, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and the Limited Partnership and the General Partner will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which the Limited Partnership or the General Partner received the economic benefit prior to the Closing Date. The General Partner is not , nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

          (h) The Partnership Disclosure Schedule contains accurate and complete information regarding the General Partner's net operating losses for federal and each state tax purposes. The General Partner has no net operating losses or credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     4.16 Employee Benefit Plans.
          ----------------------

          (a) Section 4.16 of the Partnership Disclosure Schedule lists, with respect to the Limited Partnership, the General Partner and any trade or business (whether or not incorporated) which is treated as a single employer with the Limited Partnership or the General Partner (an "ERISA Affiliate")
                                                         ---------------
within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-
                                          -----
officer employee, loans to officers and directors (other than loans made in compliance with Section 72(p) of the Code from a retirement plan qualified under Code Section 401(a)) and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment and all severance agreements, with any of the directors, officers or employees of the Limited Partnership or the General Partner, (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Limited Partnership or the General Partner and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Limited Partnership or the General Partner of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Limited Partnership or the General Partner (together, the "Limited Partnership Employee Plans").
                        ----------------------------------

          (b) The Limited Partnership and/or the General Partner has furnished and/or made available to Purchaser a copy of each of the Limited Partnership Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto). Any Limited

Partnership Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained or is the subject of an opinion letter or favorable determination letter from the Internal Revenue Service as to its initial qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation (to the extent adoption of such amendment is required by law); or has applied to the Internal Revenue Service for such a determination letter (or has time remaining to apply for such a determination letter) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Limited Partnership Employee Plan. The Limited Partnership has also furnished Purchaser with the most recent Internal Revenue Service determination letter issued with respect to each such Limited Partnership Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Limited Partnership Employee Plan subject to Code
Section 401(a).

          (c) Except as set forth in Section 4.16(c) of the Partnership Disclosure Schedule, (i) none of Limited Partnership Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person (other than continuation coverage as required by Code Section 4980B);
(ii) there has been no "prohibited transaction," as such term is defined in
                        ----------------------
Section 406 of ERISA and Section 4975 of the Code, and not exempt under Section 408 of ERISA or Section 4975 of the Code, with respect to any Limited Partnership Employee Plan; (iii) each Limited Partnership Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Limited Partnership and the General Partner or ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Limited Partnership Employee Plans; (iv) neither the Limited Partnership nor the General Partner or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980D of the Code or Title I of ERISA with respect to any of the Limited Partnership Employee Plans; (v) all material contributions required to be made by the Limited Partnership or the General Partner or ERISA Affiliate to any Limited Partnership Employee Plan have been made on or before their due dates and to the extent necessary a reasonable amount has been accrued for contributions to each Limited Partnership Employee Plan for the current plan years; (vi) with respect to each Limited Partnership Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any
-----------------
such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Limited Partnership Employee Plan is covered by, and neither the Limited Partnership nor the General Partner or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Limited Partnership Employee Plan, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; and (viii) no compensation paid or payable to any employee of the Limited Partnership or the General Partner has been, or will be, non-deductible by reason of application of
Section 162(m) or 280G of the Code. With respect to each Limited Partnership Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Limited

Partnership has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Limited Partnership Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of the Limited Partnership is threatened, against or with respect to any such Limited Partnership Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither the Limited Partnership nor the General Partner or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.
 ------------------

          (d) With respect to each Limited Partnership Employee Plan, the Limited Partnership and the General Partner have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations
                                            -----
thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except to the extent that failure to comply would not, in the aggregate, have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Limited Partnership, the General Partner or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, the Partnership Disclosure Schedule and in the other agreements, instruments and documents to be executed in connection therewith, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Limited Partnership, the General Partner or other ERISA Affiliate relating to, or change in participation or coverage under, any the Limited Partnership Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Limited Partnership's financial statements.

          (g) Any and all severance payments to Richard Schurig and Richard Puzo pursuant to those certain Termination Agreements as of even date herewith have been approved by the Board of Directors of the General Partner and have been unanimously approved by the shareholders of the General Partner and do not constitute, and will not be determined to be, nondeductible compensation expenses pursuant to Section 280(g) of the Internal Revenue Code and the rules and regulations promulgated thereunder (in each case, as amended).

          (h) The General Partner, on behalf of the Limited Partner, has terminated, effective as of the Closing Date, the Equity Appreciation Rights Plan of the Limited Partnership in accordance with the terms thereof. Effective upon such termination, no person shall have any present or future entitlement to issuance of any units, payment or other rights thereunder, including any claims for any partnership interest of the Limited Partnership or capital stock of the General Partner. No units have been issued thereunder to any person other than those persons identified on Section 4.16(h) of the Partnership Disclosure Schedule, from whom effective acknowledgments of such termination have been obtained and delivered to the Purchaser.

     4.17      Third Party Consents. No consent or approval is needed from any
               --------------------
third party in order to effect the purchase of the LP Interests or the Stock by Purchaser, the consummation of this Agreement or any of the transactions contemplated hereby.

     4.18      Employee Matters. The General Partner has no employees. The
               ----------------
Limited Partnership and the General Partner are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against the Limited Partnership or the General Partner under any workers compensation plan or policy or for long term disability. Neither the Limited Partnership nor the General Partner has any material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the Limited Partnership's knowledge, threatened, between the Limited Partnership or the General Partner and any of their respective employees or former employees. Neither the Limited Partnership nor the General Partner is a party to any collective bargaining agreement or other labor unions contract nor does the Limited Partnership nor the General Partner know of any activities or proceedings of any labor union or organize any such employees. To the extent applicable to the transactions contemplated by this Agreement, the Limited Partnership and the General Partner have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact
                                                        --------
or event exists that could give rise to liability under the WARN Act. Section
4.18 of the Partnership Disclosure Schedule contains a list of all employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute. Any severance payments (other than any payments to be made to Richard Schurig or Richard Puzo pursuant to those certain Termination Agreements as of even date herewith) payable to any employee of the Limited Partnership not offered employment by Purchaser or Parent shall be paid at or prior to Closing by the Limited Partnership from the Partnership Cash Distribution, and neither the Purchaser, Parent or the Limited Partnership as operated by the Purchaser after Closing shall be liable for such severance payments.

     4.19      Material Contracts.
               ------------------

               (a) Subsections (i) through (ix) of Section 4.19(a) of the Partnership Disclosure Schedule contain a list of all contracts and agreements to which the Limited Partnership or the General Partner is a party and that are material to the business, results of operations, or condition (financial or otherwise), of the Limited Partnership or the General Partner (such contracts, agreements and arrangements as are required to be set forth in Section 4.19(a) of the Partnership Disclosure Schedule being referred to herein collectively as the

"Material Contracts"). "Material Contracts" shall include, without limitation,
 ------------------     ------------------
the following and shall be categorized in the Partnership Disclosure Schedule as follows:

          (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than three months) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Limited Partnership or the General Partner under the terms of which (A) the Limited Partnership or the General Partner paid or otherwise gave consideration or is obligated to pay or give consideration in excess of $20,000 in the aggregate since December 31, 1999 or (B) cannot be canceled by the Limited Partnership or the General Partner without penalty or further payment;

          (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which the Limited Partnership or the General Partner is a party and which involve consideration of more than $20,000 in the aggregate for any single customer;

          (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which the Limited Partnership or the General Partner is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which the Limited Partnership or the General Partner under the terms of which (A) the Limited Partnership or the General Partner paid or otherwise gave consideration or is obligated to pay or give consideration in excess of $20,000 in the aggregate since December 31, 1999 or (B) cannot be canceled by the Limited Partnership or the General Partner without penalty or further payment;

          (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which the Limited Partnership or the General Partner is a party and which involve consideration or more than $10,000 in the aggregate;

          (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Limited Partnership or the General Partner has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Limited Partnership or the General Partner has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

          (vi) all contracts and agreements that limit the ability of the Limited Partnership or the General Partner or, after the Closing Date, Purchaser or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

          (vii) all contracts and agreements between or among the Limited Partnership or the General Partner, on the one hand, and any affiliate of the Limited Partnership or the General Partner (other than a wholly owned subsidiary), on the other hand:

          (viii) all contracts and agreements to which the Limited Partnership or the General Partner is a party (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

          (ix) all other contracts or agreements (A) which are material to the Limited Partnership or the General Partner or the conduct of their respective businesses or (B) the absence of which would have a Material Adverse Effect on the Limited Partnership or the General Partner or (C) which are believed by the Limited Partnership or the General Partner to be of unique value even though not material to the business of the Limited Partnership or the General Partner.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Limited Partnership or the General Partner, each Limited Partnership or General Partner license, each Material Contract and each other material contract or agreement of the Limited Partnership or the General Partner which would not have been required to be disclosed in Section 4.19(a) of the Partnership Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of such licenses or Material Contracts is in default by its terms or has been canceled by the other party; the Limited Partnership and the General Partner are not in receipt of any claim of default under any such agreement; and neither the Limited Partnership nor the General Partner anticipates any termination of or change to, or receipt of a proposal with respect to, any such agreement as a result of the purchase of the Interests by Purchaser or otherwise. The Limited Partnership has furnished Purchaser with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto. The execution and delivery of this Agreement by each of the Limited Partnership and the General Partner does not, and the consummation of the transactions contemplated hereby, including but not limited to the dissolution or effective dissolution of the Limited Partnership, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Material Contract.

     4.20 Interested Party Transactions. Except as listed on Section 4.20 of
          -----------------------------
the Partnership Disclosure Schedule, neither the Limited Partnership nor the General Partner is indebted to any director, officer, employee or agent of the Limited Partnership or the General Partner (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Limited Partnership or the General Partner.

     4.21 Insurance. The Limited Partnership has (and, to the extent such
          ---------
policies are held by the Limited Partnership, the Stockholders and the General Partner are named as additional insureds under) policies of insurance and bonds of the type and in the amounts set forth on Section 4.21 of the Partnership Disclosure Schedule. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Limited Partnership is otherwise in compliance with the terms of such policies and bonds. Neither the Limited Partnership nor the General Partner has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     4.22 Compliance With Laws. Each of the Limited Partnership and the General
          --------------------
Partner has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Limited Partnership or the General Partner.

     4.23 Minute Books. The minute books of the Limited Partnership and the
          ------------
General Partner made available to Purchaser contain a complete summary of all meetings of directors, partners and/or stockholders or actions by written consent since the time of the formation and/or incorporation of the Limited Partnership and the General Partner, as applicable, through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     4.24 Complete Copies of Materials. Each of the Limited Partnership and the
          ----------------------------
General Partner has delivered or made available true and complete copies of each document which, to their knowledge, has been requested by Purchaser or its counsel in connection with their legal and accounting review of the Limited Partnership and the General Partner.

     4.25 Brokers' and Finders' Fees. Neither the Limited Partnership nor the
          --------------------------
General Partner has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.26 Board Approval. The Board of Directors of the General Partner has
          --------------
unanimously (i) approved this Agreement and the purchase of the LP Interests and the GP Shares by Purchaser pursuant to an Equity Purchase Transaction, and the purchase of the Purchased Assets by Purchaser pursuant to an Asset Purchase Transaction, and (ii) determined that the purchase of the LP Interests, the GP Shares and the Purchased Assets by Purchaser pursuant to an Equity Purchase Transaction or Asset Purchase Transaction, as the case may be, is in the best interests of the Limited Partners, the Limited Partnership, the General Partner and the Stockholders and is on terms that are fair to each such person.

     4.27 Inventory.
          ---------

          (a)  The General Partner has no inventory.

          (b) The inventories shown on the LP Financial Statements or thereafter acquired by the Limited Partnership consist of items of a quantity and quality usable or salable in the ordinary course of business. Since June 30, 2000, the Limited Partnership has continued to replenish inventories in a normal and customary manner consistent with past practices. Neither the Limited Partnership nor the General Partner has received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried on the Restated LP Financial Statements reflect the inventory valuation policy of the Limited Partnership as established in accordance with GAAP applied on a consistent basis in connection with the preparation of the Restated LP Statements. Since June 30, 2000, due provision has been made on the books of the Limited Partnership in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

          (c) All of the inventories of the Limited Partnership reflected in the LP Financial Statements and the Limited Partnership's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Limited Partnership's regular inventory practices. None of the inventory of the Limited Partnership reflected on the LP Financial Statements, the GP Tax Returns or on the Limited Partnership's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Limited Partnership reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Restated LP Financial Statements conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

     4.28 Accounts Receivable.
          -------------------

          (a) The General Partner has no accounts receivable. The Limited Partnership has made available to Purchaser a list of all accounts receivable of the Limited Partnership reflected on the LP Financial Statements and the GP Tax Returns ("Accounts Receivable") along with a range of days elapsed since
          -------------------
invoice.

          (b) All Accounts Receivable of the Limited Partnership arose in the ordinary course of business and are carried on the Restated LP Financial Statements at values determined in accordance with GAAP consistently applied, subject to Section 4.6. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     4.29 Customers and Suppliers. The General Partner has no customers or
          -----------------------
suppliers. As of the date hereof, no customer which individually accounted for more than 10% of the Limited Partnership's gross revenues during the 12 month period preceding the date hereof, and no supplier of the Limited Partnership, has canceled or otherwise terminated, or made any written threat to the Limited Partnership to cancel or otherwise terminate its relationship with the Limited Partnership, or has at any time on or after June 30, 2000 decreased materially its services or supplies to the Limited Partnership in the case of any such supplier, or its usage of the services or products of the Limited Partnership in the case of such customer, and to the Limited Partnership's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Limited Partnership or to decrease materially its services or supplies to the Limited Partnership or its usage of the services or products of the Limited Partnership, as the case may be. No customer which individually accounted for more than $50,000 individually, or customers which in the aggregate accounted for more than $100,000, of the Limited Partnership's gross revenues during the 12 month period preceding the Closing Date, has canceled or otherwise terminated, or made any written threat to the Limited Partnership to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated by this Agreement, its relationship with the Limited Partnership, and to the Limited Partnership's knowledge, no such customer intends to cancel or otherwise terminate its relationship with the Limited Partnership or to decrease materially its usage of the services or products of the Limited Partnership. The Limited Partnership has not knowingly breached, so as to provide a benefit to the Limited Partnership that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Limited Partnership. The execution and delivery of this Agreement by each of the Limited Partnership and the General Partner does not, and the consummation of the transactions contemplated hereby, including but not limited to the dissolution or effective dissolution of the Limited Partnership, will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any contract between the Limited Partnership and any customer or supplier.

     4.30 Bank Accounts.  Section 4.30 of the Partnership Disclosure Schedule
          -------------
sets forth all bank accounts of the Limited Partnership and the General Partner, their respective balances as of the LP Balance Sheet Date and as of the Closing Date, and the name of each person authorized to draw upon such account. As of the Closing Date, there are no unpresented checks or undebited withdrawals in respect of any account that, in the aggregate, would exceed the Closing Date balance of such account.

     4.31 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Limited Partnership or the General Partner in this Agreement or in any attachment hereto, including the Partnership Disclosure Schedule, or certificate furnished by the Limited Partnership or the General Partner pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   SECTION 5

  REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS AND THE STOCKHOLDERS

     Except as disclosed in a document of the same date as this Agreement and delivered jointly and severally by the Limited Partnership and the General Partner to Purchaser prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Section 5 (the "Investor
                                                                        --------
Disclosure Schedule"), each Limited Partner (solely as to those representations
-------------------
and warranties contained in Sections 5.1 through 5.4), each Stockholder (as to every representation and warranty contained in Sections 5.1 through 5.9) (each, an "Investor"), each Unaccredited Investor (as to each additional representation
    --------
and warranty contained in

Section 5.10), each Accredited Investor (as to each additional representation and warranty contained in Section 5.11) and each Affiliated Investor (as to each additional representation and warranty contained in Section 5.12) hereby represents and warrants to Purchaser and Parent, as to himself, herself or itself, as the case may be, and not as to any other person, as follows. An "Accredited Investor" is an Investor who is identified as such on Exhibit B and who delivers an Accredited Investor Questionnaire affirming his accredited status. An "Unaccredited Investor" is an Investor who is not an Accredited Investor. An "Affiliated Investor" is a Stockholder who is identified as such on Exhibit B.

     5.1  Power, Authorization and Validity.  The Investor has all requisite
          ---------------------------------
legal and, to the extent applicable, corporate power, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary action, including, if applicable, corporate action, by or on behalf of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding obligation of the Investor, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby.

     5.2  Title to Interests.  The Investor is the sole owner of the Purchased
          ------------------
Interest reflected next to such Investor's name on Exhibit A or Exhibit B, as
                                                   ---------    ---------
applicable, and has or will have, as of the Closing, good, valid and marketable title to such Purchased Interest free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever. The Investor represents that he, she or it has or will have, as of the Closing, full right, power and authority to sell, transfer and deliver such Purchased Interest to Purchaser, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to Purchaser and Purchaser's payment for and acceptance thereof, will transfer to Purchaser good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever. The Investor is not party to any voting trust, agreement or arrangement affecting the exercise of the voting rights of the Purchased Interests. There is no action, proceeding, claim or, to the Investor's knowledge, investigation against the Investor or the Investor's assets, properties or, as applicable, any of the Investor's respective officers or directors, pending or, to the Investor's knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the Purchased Interests held by such Investor.

     5.3  No Violation. The execution, delivery and performance of this
          ------------
Agreement, and the consummation of the Purchase and the other transactions contemplated by this Agreement do not and will not conflict with or result in a violation of the Articles of Incorporation, Bylaws, Limited Partnership Agreement or other applicable charter document of the Investor, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the Investor's Purchased Interest under, (a) any instrument, indenture, lease, mortgage or other agreement or contract to which the Investor is a party or to which such Investor or any of such Investor's assets or properties may be subject or (b) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to the Investor or the Investor's assets or properties. The consummation of the Purchase and the other transactions contemplated by this Agreement will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of the Investor.

     5.4  Acknowledgment.  The Investor hereby acknowledges that the Investor
          --------------
has read this Agreement, the Escrow Agreement and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof). The Investor acknowledges that the Investor has had an opportunity to consult with and has relied solely upon the advice, if any, of the Investor's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent the Investor has deemed necessary, and has not been advised or directed by Purchaser, Parent, the Limited Partnership, the General Partner or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this Agreement and the transactions contemplated hereby.

     5.5  Disclosure of Information.  The Investor acknowledges that Parent is a
          -------------------------
publicly traded corporation and that the Investor has had the opportunity to review all publicly filed reports and information on file with respect to Parent with the SEC. Based on this review and the representations and warranties of the Purchaser and Parent herein, the Investor represents that it has had adequate opportunity and has been provided adequate information to evaluate Parent's business, management, financial affairs and the terms and conditions of the offering of Parent Stock being acquired by the Investor (the "Securities").
                                                                  ----------

     5.6  Purchase Entirely for Own Account.  The Investor acknowledges that
          ---------------------------------
Parent Stock is being given to the Investor in reliance upon the Investor's representation to the Purchaser and Parent, and the Investor hereby confirms, that the Securities are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor represents that it has full power and authority to enter into this Agreement. The Investor has not been formed for the specific purpose of acquiring any of the Securities.

     5.7  Restricted Securities.  The Investor understands that the Securities
          ---------------------
have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that Parent has no obligation to register or qualify the Securities for resale, other than as set forth in the Registration Rights Agreement of even date herewith between the Investor and Parent. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Parent which are outside of the Investor's control, and which Parent is under no obligation and may not be able to satisfy.

     5.8  No Public Market. The Investor understands that neither the Purchaser
          ----------------
nor Parent has made no assurances that a public market will continue to exist for the Securities.

     5.9  Legends. The Investor understands that the Securities, and any
          -------
securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, (C) SUCH TRANSACTION IS IN COMPLIANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, OR (D) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

              (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

             (iii) Purchaser shall take such steps as necessary to effect a removal of any restrictive legend placed upon the Securities pursuant to this
Section 5.9 upon delivery by the Investor to Parent of (x) in the case of a proposed sale of the Investor's Securities under Rule 144 of Regulation D promulgated under the Securities Act, a true and accurate certification of the Investor stating that the Investor has complied in all respects with such rule in connection with such proposed sale, (y) in the case of a sale by an Affiliated Investor under Rule 145 of Regulation D promulgated under the Securities Act, a true and accurate certification of the Affiliated Investor stating that the Affiliated Investor has complied in all respects with such rule in connection with such proposed sale, or (z) in the case of any other proposed sale other than a sale pursuant to an effective registration statement, an opinion of counsel to the Investor (which opinion and counsel shall be reasonably satisfactory to Parent) stating that such proposed sale is exempt from the requirements of registration under the Securities Act.

     5.10 Unaccredited Investor.  The Investor either alone or with his
          ---------------------
"purchaser representative(s)" (as defined in relation to Rule 506 of Regulation D promulgated under the

Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in Parent Stock, as required by Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

     5.11 Accredited Investor. The Investor is an "accredited investor" as
          -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     5.12 Affiliate Status.  The Investor has been advised that as of the date
          ----------------
hereof he, she or it may be deemed to be an "affiliate" of the General Partner and/or the Limited Partnership, as the term "affiliate" is (i) defined for
                                             ---------
purposes of paragraphs (c) and (d) of Rule 145 promulgated by the SEC under the Securities Act, and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC. The Investor understands that the representations, warranties and covenants set forth herein will be relied upon by Purchaser, Parent, the other Stockholders, the Limited Partnership, the General Partner and their respective counsel and accounting firms. Accordingly, the Investor represents and warranties as follows:

          (a) The Investor represents and warrants to and agrees with Purchaser and Parent that the Investor has carefully read this Agreement and discussed their requirements and other applicable limitations upon his, her or its ability to sell, transfer or otherwise dispose of Parent Stock to the extent the Investor felt necessary, with his counsel or counsel for Purchaser.

          (b) The Investor represents, warrants and certifies to Purchaser, Parent, the Limited Partnership and the General Partner as follows:

               (i) The Investor currently is the owner of the shares of General Partner capital stock set forth opposite his name on Exhibit B, and did not acquire any of such shares in contemplation of the Purchase.

               (ii) The Investor has not engaged in a Sale (as defined below) of any shares of General Partner capital stock in contemplation of the Acquisition.

               (iii) Except to the extent disclosed on the signature page hereof, the Investor has no present plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of his, her or its risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Stock to be received by the Investor in
 ----
the Purchase. (For purposes of the preceding sentence, shares of General Partner capital stock (or the portion thereof) (i) with respect to which the Investor will receive consideration in the Purchase other than shares of Parent Stock (including cash to be received in lieu of fractional shares of Parent Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Purchase or (B) will occur prior to the Purchase, shall be considered shares of General Partner capital stock exchanged for shares of Parent Stock in the Acquisition and then disposed of pursuant to a plan); provided, that this clause
                                                      --------
(iii) shall not limit any rights of the Investor under the Registration Rights Agreement.

               (iv) The Investor has no plan or intention to exercise dissenters' rights in connection with the Purchase.

               (v) Except to the extent written notification to the contrary is received by Purchaser and the General Partner from the Investor prior to the consummation of the Purchase, the representations, warranties and certifications contained in this Section 5.11 shall be accurate at all times from the date hereof through the Closing Date.

               (vi) The Investor has consulted with such legal counsel and financial advisors as such Investor has deemed appropriate in connection with the execution of this Agreement.

          (c) The Investor understands that Purchaser, Parent, the Limited Partnership, the General Partner and the other Stockholders will be relying on the accuracy of the representations, warranties and certifications contained in this Section 5.11.

          (d) The Investor shall not make any sale, transfer or other disposition of Parent Stock in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

                                   SECTION 6

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

     Each of Purchaser and Parent hereby represents and warrants to the Limited Partnership, the Limited Partners, the General Partner and the Stockholders as follows:

     6.1  Organization, Standing and Power.  It is a corporation duly organized,
          --------------------------------
validly existing and in good standing under the laws of its jurisdiction of organization. It has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on it. It has delivered a true and correct copy of its Articles of Incorporation and Bylaws or other charter documents, as applicable, each as amended to date, to the Limited Partnership. It is not in violation of any material provisions of its Articles of Incorporation or Bylaws.

     6.2  Parent Stock.  The shares of Parent Stock to be issued pursuant to
          ------------
this Agreement or pursuant to any stock option (a) contemporaneously granted to any Stockholder in connection with the transactions contemplated by this Agreement and (b) exercised in accordance with the terms applicable there, in each case will be duly authorized, validly issued, fully paid, and non-assessable .

     6.3  Authority.  It has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of it. This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it enforceable against it in accordance with its terms.

     6.4  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of it, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, the violation of which (in the case of clause (ii) only) in the aggregate does not have a Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to it in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, except for
(i) any filings as may be required under applicable state securities laws, (ii) if required, the filing by Parent with the Nasdaq National Market of a Notification Form for Listing of Additional Interests with respect to the shares of Parent Stock issuable pursuant to this Agreement and (iii) consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on it and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

     6.5  SEC Documents; Financial Statements.
          -----------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since
                                                              ---
December 31, 1999 (collectively, the "Parent SEC Documents"). As of their
                                      --------------------
respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Parent SEC
              ------------
Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document.

          (b) The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were
                                           ---------------------------
complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Parent's accounting policies utilized in preparing the Parent Financial Statements included in the Parent SEC Documents except as described in the notes to the Parent Financial Statements.

     6.6  Absence of Certain Changes.  Since June 30, 2000 (the "Parent Balance
          --------------------------                             --------------
Sheet Date"), Parent has conducted its business in the ordinary course in a
----------
manner consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Parent; (ii) any material amendment or change to Parent's Articles of Incorporation or Bylaws; or (iii) any negotiation or agreement by Parent to do any of the things described in the preceding clauses (i) through (ii) (other than negotiations with the Limited Partnership and its representatives regarding the transactions contemplated by this Agreement).

     6.7  Representations Complete.  None of the representations or warranties
          ------------------------
made by the Purchaser or the Parent in this Agreement or in any attachment hereto, or certificate furnished by the Purchaser or the Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any statement of a material fact that is untrue in light of the circumstances under which it was made, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   SECTION 7

                             CONDITIONS TO CLOSING

     7.1  Conditions to Obligations of Each Party.  The consummation of the
          ---------------------------------------
transactions contemplated by this Agreement by each party hereto shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties:

          (a) Conditions to Obligations of Each Party.  No temporary restraining
              ---------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

          (b) Governmental and Third-Party Approval.  Purchaser, Parent, the
              -------------------------------------
Limited Partnership and the General Partner shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and under any state securities laws.

          (c) Escrow Agreement.  Purchaser, Parent, the Limited Partnership, the
              ----------------
General Partner, the Escrow Agent and the Sellers' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.
                                                                 ---------

     7.2  Additional Conditions to Obligations of the Limited Partnership, the
          --------------------------------------------------------------------
Limited Partners, the General Partner  and the Stockholders.  The consummation
-----------------------------------------------------------
of the transactions contemplated by this Agreement by the Limited Partnership, the Limited Partners, the General Partner and the Stockholders under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by each of the Limited Partnership and the General Partner and, solely in the case of Section 7.2(e), the Stockholders:

          (a)  Representations, Warranties and Covenants  (i) Each of the
               -----------------------------------------
representations and warranties of Purchaser and Parent in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Purchaser and Parent in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Purchaser and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Purchaser and Parent, as applicable, as of the Closing.

          (b)  Certificates of Purchaser and Parent.
               ------------------------------------

               (i)  Compliance Certificate.  The Sellers' Agent shall have been
                    ----------------------
provided with a certificate executed on behalf of each of Purchaser and Parent by its respective President or its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Section 7.2(a) above has been satisfied with respect to Purchaser and Parent, respectively.

               (ii) Certificate of Secretary. The Sellers' Agent shall have been
                    ------------------------
provided with a certificate executed by the Secretary or Assistant Secretary of each of Purchaser and Parent certifying:

                    (A) Resolutions duly adopted by the Board of Directors of Purchaser and Parent, respectively, authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                    (B) the incumbency of the officers of Purchaser and Parent, respectively, executing this Agreement and all agreements and documents contemplated hereby; and

                    (C) true and correct copies of the Certificate of Incorporation and Bylaws of Purchaser and Parent, respectively, as in effect on such date.

          (c)  Legal Opinion.  The Sellers' Agent, on behalf of the Limited
               -------------
Partnership and the General Partnership, shall have received a legal opinion from Purchaser's and Parent's legal counsel substantially in the form of Exhibit
                                                                         -------
F hereto.
-

          (d) Good Standing.  The Sellers' Agent shall have received a
              -------------
certificate or certificates of the Secretary of State of the State of Delaware certifying as of a date no greater than ten business days prior to the Closing that each of Purchaser and Parent is, as of such date, in good standing and authorized to transact business as a domestic corporation.

          (e) Registration Rights Agreement.  In respect of the Accredited
              -----------------------------
Stockholders only, Sellers' Agent shall have received Parent's executed counterpart of the Registration Rights Agreement between Parent and the Accredited Stockholders substantially in the form of Exhibit G hereto.
                                                     ---------

          (f) No Material Adverse Effect.  There shall not have been any change,
              --------------------------
event or condition that has resulted in a Material Adverse Effect to Parent or Purchaser.

          (g) Other Documents.  The Limited Partnership shall have received such
              ---------------
other documents and instruments from Purchaser or Parent as reasonably requested by it.

     7.3  Additional Conditions to the Obligations of Purchaser.  The
          -----------------------------------------------------
consummation of the transactions contemplated by this Agreement by Purchaser under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Purchaser:

          (a) Representations, Warranties and Covenants.  (i) Each of the
              -----------------------------------------
representations and warranties of the Limited Partnership, the Limited Partners, the General Partnership and the Stockholders in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Limited Partnership, the Limited Partners, the General Partner and the Stockholders in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) the Limited Partnership, the Limited Partners, the General Partner and the Stockholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

          (b) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of the Limited Partnership or the General Partner.

          (c) Certificates of the Limited Partnership and the Limited Partners.
              ----------------------------------------------------------------

              (i) Compliance Certificate of the Limited Partnership and General
                  -------------------------------------------------------------
Partner.  Purchaser shall have been provided with a certificate executed on
-------
behalf of the Limited Partnership and the General Partner by the President and Chief Financial Officer of the General Partner, for itself and for the Limited Partnership, to the effect that, as of the Closing, each of the conditions set forth in Section 7.3(a) and (b) above has been satisfied.

              (ii)  Accreditation Certificate of Stockholders. Parent shall have
                    -----------------------------------------
been provided with a certificate executed by each Accredited Investor certifying as to such Accredited Investor's accredited status. Parent shall have been provided with an executed certificate of the purchaser representative for each Unaccredited Investor.

              (iii) Certificate of Secretary of the General Partner. Purchaser
                    -----------------------------------------------
shall have been provided with a certificate executed by the Secretary of the General Partner certifying:

                    (A) resolutions duly adopted by the Board of Directors of the General Partner authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby, in each case by and for itself and by and for the Limited Partnership;

                    (B) the Certificate of Partnership and Limited Partnership Agreement of the Limited Partnership, as in effect immediately prior to the Closing, including all amendments thereto;

                    (C) the Articles of Incorporation and Bylaws of the General Partner, as in effect immediately prior to the Closing, including all amendments thereto;

                    (D) the incumbency of the officers of the General Partner authorized to execute this Agreement and all agreements and documents contemplated hereby on behalf of the General Partner and the Limited Partnership; and

                    (E) a certificate or certificates of the Secretary of State of the State of New Jersey, certifying as of a date no greater than ten business days prior to the Closing that each of the Limited Partner and the General Partner has filed all required reports and is, as of such date, in good standing and authorized to transact business as a domestic limited partnership and corporation, respectively.

          (d) Third Party Consents.  Purchaser shall have been furnished with
              --------------------
evidence satisfactory to it that the Limited Partnership and the General Partner have obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with this Agreement.

          (e) Letters of Transmittal and Powers of Attorney.  Purchaser shall
              ---------------------------------------------
have been furnished with an originally executed Letter of Transmittal from each Limited Partner and each Stockholder, in each case in form and substance satisfactory to Purchaser and accompanied by the certificates and other documents described in Sections 2.2(a) and 2.2(b), respectively. Purchaser shall have received originally executed powers of attorney from each Limited Partner, which power of attorney shall be in form and substance reasonably satisfactory to Purchaser and shall grant the General Partner full power and authority to execute this Agreement, and any other agreement necessary to consummate the Purchase, on behalf of such Limited Partner and to bind such Limited Partner to the terms and conditions of this Agreement, as negotiated by the General Partner.

          (f) Legal Opinion.  Purchaser shall have received a legal opinion from
              -------------
the General Partner's and Limited Partnership's legal counsel, in substantially the form of Exhibit H.
            ---------

          (g) Bergelson Employment Agreement.  Purchaser shall have received an
              ------------------------------
executed counterpart of an employment contract between Parent and Dr. Michael N. Bergelson containing terms and conditions satisfactory to Purchaser.

          (h) Assignment of Inventions; Assignments of Intellectual Property.
              --------------------------------------------------------------
Purchaser shall have received an executed counterpart of an assignment of inventions in respect of all Products and Intellectual Property from all employees of the Limited Partnership, including but not limited to Dr. Michael Bergelson, Nartzis Naydenov and Anthony Marchesini, in each case containing terms and conditions satisfactory to Purchaser. Purchaser shall have received executed counterparts of each of an assignment of patents, assignment of trademarks and assignment of unregistered intellectual property in respect of all Intellectual Property owned by the Limited Partnership, in each case containing terms and conditions satisfactory to Purchaser.

          (i) Retention Agreements.  Purchaser shall have received executed
              --------------------
counterparts of a retention and non-competition agreement between Purchaser and each of Nartzis Naydenov and Anthony Marchesini, each containing terms and conditions satisfactory to Purchaser.

          (j) Offer Letters.  Purchaser shall have received executed
              -------------
counterparts from no less than eighty-five percent (85%) of the employees of the Limited Partnership listed on Exhibit I in respect of such employment offer
                              ---------
letters as are sent to them by Purchaser or Parent.

          (k) Transition Agreements.  Purchaser shall have received an executed
              ---------------------
counterpart of a Transition Agreement from each of Richard W. Schurig and Richard Puzo, which Transition Agreements shall contain a written acknowledgment of termination, non-competition agreement and release of claims in respect of any prior employment, management or consulting agreements between such respective individual and the Limited Partnership or the General Partner.

          (l) Resignation of Directors and Officers.  Purchaser shall have
              -------------------------------------
received letters of resignation from each of the directors and officers of the Limited Partnership and the General Partner in office immediately prior to the Closing, which resignations in each case shall be effective as of the Closing.

          (m) Signature Pages.  Purchaser shall have received an original
              ---------------
executed signature page to this Agreement from each Limited Partner (or from the Sellers' Agent as such Limited Partner's attorney-in-fact) and each Stockholder.

          (n) Release of Bank Liens.  Purchaser shall have received (i) a payoff
              ---------------------
letter from Summit Bank, N.A. (the "Bank") in substance satisfactory to
                                    ----
Purchaser in respect of the Bank's loan to the Limited Purchaser and (ii) originally executed UCC-3 termination statements terminating each UCC-1 financing statement or continuation statement, as the case may be, filed by the Bank against the Limited Partnership and/or the General Partner (or any predecessors thereto), in all respects complete and in a form appropriate for filing with all appropriate state and county authorities.

          (o) FIRPTA Certificates.  Purchaser shall have received from each of
              -------------------
the Limited Partnership and the General Partner, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act affidavit satisfying the requirements of Treasury Regulations sections 1.1445-2(c) and 1.1445-11T(d)(2)(i), respectively.

          (p) Termination of EARP.  Purchaser shall have received evidence of an
              -------------------
effective termination of the Equity Appreciation Rights Plan of the Limited Partnership, and an acknowledgement of such termination from each holder of interests thereunder, in each case in form and substance reasonably satisfactory to it.

          (q) Other Documents.  Each of Purchaser and Parent shall have received
              ---------------
such other documents and instruments as reasonably requested by it.

                                   SECTION 8

                          ESCROW AND INDEMNIFICATION

     8.1  Survival of Representations and Warranties.  Except as expressly
          ------------------------------------------
otherwise provided herein, all covenants to be performed prior to the Closing Date, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Purchase and continue until 18 months after the Closing (the "Escrow
                                                                     ------
Termination Date"); provided that if any claims for indemnification have been
----------------    --------
asserted with respect to any such representations and warranties prior to the Escrow Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims (solely to enable such final resolution). All covenants to be performed after the Closing Date shall continue indefinitely.

          8.2  Escrow Fund.  On the Closing Date, a portion of Parent Stock to
               -----------
be issued to the Stockholders and a portion of the Cash Consideration to be paid to the Limited Partners at the Closing shall, without any act of any Limited Partner, be registered in the name of, and be deposited with, ChaseMellon Shareholder Services LLC (or other institution selected by Purchaser) as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund (the
            ------------
"Escrow Fund") and to be governed by the terms set forth herein and in the
 -----------
Escrow Agreement attached hereto as Exhibit E (the "Escrow Agreement").  On the
                                    ---------       ----------------
Closing Date, $382,500 of the Cash Consideration otherwise payable to the Limited Partners (the "Initial Escrow Cash" and, together with the Supplemental
                       -------------------
Cash and the New Cash (each as defined below), the "Escrow Cash") and 75,000
                                                    -----------
shares of Parent Stock that the Stockholders are entitled to receive in the Purchase in exchange for the GP Shares (the "Initial Escrow Shares" and,
                                             ---------------------
together with the New Shares (as defined below), the "Escrow Shares") shall be
                                                      -------------
deposited by Purchaser into the Escrow Fund. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the Limited Partnership, the General Partner and the Stockholders pursuant to
Section 8.3 and in accordance with the Escrow Agreement, subject to the limitations of Section 8.3(b) below. At Closing, the Sellers' Agent may direct that a portion of the Partnership Cash Distribution not to exceed $50,000 (the
"Supplemental Cash") be deposited in the Sub-Account Fund (as defined in the
 -----------------
Escrow Agreement), which Supplemental Cash shall be available to the Sellers' Agent (with notice to Purchaser) during the Escrow Period to pay any accrued legal, accounting or other administrative expenses incurred by the Sellers' Agent during the Escrow Period. Resort to the Escrow Fund shall be made proportionately between the Escrow Cash and the Escrow Shares on a 45%-55% basis, respectively.

     8.3  Indemnification.
          ---------------

          (a) Indemnified Damages.  Subject to the limitations set forth in this
              -------------------
Section 8, from and after the Closing Date, Purchaser and Parent and their respective affiliates, officers, directors, employees, representatives and agents (each an "Indemnified Person" and collectively "Indemnified Persons")
                 ------------------                    -------------------
shall be entitled to be protected, defended, indemnified and held harmless from and against any and all losses, costs, damages, liabilities, fees (including without limitation reasonable attorneys' fees) and expenses (collectively, the

"Damages"), that any of the Indemnified Persons incurs, has been invoiced for or
 -------
has agreed to pay, in each case in respect of any of or in connection with any claim, demand, action or cause of action relating to, arising out of or connected with any actual or alleged misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Limited Partnership, the General Partnership, the Limited Partners or the Stockholders contained in this Agreement or any of the other instruments, documents or agreements executed and/or delivered by any of the foregoing pursuant to this Agreement or the transactions contemplated hereby, including any exhibits or schedules attached hereto or thereto. Each of the Limited Partnership, the General Partner, the Limited Partners and the Stockholders acknowledge and agree to the establishment of the Escrow Fund pursuant to
Section 8.2 to compensate the Indemnified Persons for all Damages.

          (b) Limitations.  The parties hereto agree that, except as set forth
              -----------
in the proviso below, the sole and exclusive remedy of the Indemnified Persons for all Damages under Section 8.3(a) or otherwise in connection with this Agreement or the transactions contemplated hereby shall be to make one or more claims against the Escrow Fund deposited in escrow pursuant to the Escrow Agreement; provided, however, that:
           --------  -------

               (i) Notwithstanding the occurrence of the Escrow Termination Date or the termination or depletion of the Escrow Fund and without regard to the limitations with respect to survivability of the representations and warranties in Section 8.1 above, the Stockholders shall jointly and severally indemnify and hold harmless each Indemnified Person for all Damages arising out of (A) fraud or (B) any reckless or intentional omission to state or reckless or intentional misstatement by the General Partner or Limited Partnership of a liability of the General Partner or Limited Partnership.

               (ii) Notwithstanding the occurrence of the Escrow Termination Date or the termination or depletion of the Escrow Fund and without regard to the limitations with respect to survivability of the representations and warranties in Section 8.1 above, each Stockholder shall severally indemnify and hold harmless each Indemnified Person for all Damages arising out of any breach of any representation, warranty or covenant made by such Stockholder in respect of such Stockholder's right, title and interest in and to the GP Shares tendered by such Stockholder at the Closing.

               (iii) Notwithstanding the occurrence of the Escrow Termination Date or the termination or depletion of the Escrow Fund and without regard to the limitations with respect to survivability of the representations and warranties in Section 8.1 above, the Stockholders shall be jointly and severally liable for any claim for Damages made within four years after the date of filing of tax returns for the Limited Partnership for the period through August 31, 2000 arising from income Taxes (including interest and penalties thereon) resulting from a determination that prior to the Closing the Limited Partnership should have been taxed as a corporation instead of as a partnership.

Notwithstanding the foregoing, the total indemnification obligations of any Stockholder under this Section 8.3(b) or otherwise under this Agreement shall not exceed the aggregate portion of the Purchase Price received by such Stockholder in respect of such Stockholder's Purchased Interests net of the amounts contributed to the Escrow Fund and not returned to such Stockholder.

     8.4  Damages Threshold.  Notwithstanding the foregoing, the Indemnified
          -----------------
Persons shall not be entitled to any indemnification (a) pursuant to Section 8.3(a) in respect of Damages prior to the incurrence by the Indemnified Persons of Damages in an aggregate amount in excess of $50,000, provided, that any Net
                                                        --------
Working Capital (excluding any Partnership Cash Distribution) in excess of $550,000 as of the Closing Date shall first be available to compensate for any Damages consisting of undisclosed liabilities otherwise includable in Net Working Capital and reasonably incurred in the ordinary course of business for the relevant balance sheet period, and (b) pursuant to Section 8.3(b) in respect of Damages payable after the Escrow Termination Date under such section, prior to the incurrence by the Indemnified Persons of Damages payable after the Escrow Termination Date under Section 8.3(b) in an aggregate amount in excess of $50,000. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Purchaser shall be disregarded.

     8.5  Escrow Period.  Subject to the following requirements, the Escrow Fund
          -------------
shall remain in existence until the Escrow Termination Date (the "Escrow
                                                                  ------
Period"). Upon the expiration of the Escrow Period, the Escrow Fund shall
------
terminate with respect to all Escrow Shares and Escrow Cash; provided, however, that the amount of Escrow Cash and the number of Escrow Shares, which, in the reasonable judgment of Purchaser, subject to the objection of the Sellers' Agent (as defined in Section 8.7 below) and the subsequent dispute resolution of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any certificate signed by an officer of Purchaser (an "Officer's Certificate") delivered to the Escrow Agent prior to
               ---------------------
the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Sellers' Agent all Escrow Cash, Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims for distribution by the Sellers' Agent to the Limited Partners, in the case of the Escrowed Cash, in accordance with Section 2.2(c) and/or to the

Stockholders in the case of the remaining Escrowed Shares in accordance with
Section 2.2(d), as applicable. Such delivery shall be deemed to be delivery to the Limited Partners and the Stockholders or other beneficial owners of such Escrow Cash and Escrow Shares, in accordance with Section 2.2.

     8.6  Method of Asserting Claims.  All claims made for indemnification out
          --------------------------
of the Escrow Fund by the any Indemnified Person pursuant to this Section 8 shall be made in accordance with the provisions of the Escrow Agreement.

     8.7  Sellers' Agent; Power of Attorney.  The Limited Partnership and the
          ---------------------------------
General Partner (solely for the purposes of receiving notice under this Section
8) and each Limited Partner and each Stockholder (for all purposes hereunder) hereby appoints Michael Bergelson as his, her or its agent and attorney-in-fact to act as Sellers' Agent for each such party for and on behalf of such parties, to receive payment of the Cash Consideration, Parent Stock and Earn-Out Payment, if any, to give and receive notices and communications hereunder on behalf of such parties, to enter into and perform the Escrow Agreement, to authorize delivery to Purchaser of Escrow Shares, Escrow Cash or other property from the Escrow Fund in satisfaction of claims by Purchaser or any other Indemnified Person, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and seek judicial relief and comply with orders and awards of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of Sellers' Agent for the accomplishment of the foregoing. Sellers' Agent may appoint or retain any attorney licensed in the State of New Jersey or any commercial trustee or trust department of any federally insured commercial bank (in each case, subject to Purchaser's reasonable consent) to carry out any obligations or duties of Sellers' Agent hereunder. Each Limited Partner and each Stockholder hereby agree to indemnify and hold harmless Sellers' Agent (and/or any subagent appointed pursuant hereto) from and against any and all losses, costs, damages, liabilities, fees and expenses, that Sellers' Agent or such subagent or appointee incurs by reason of or in connection with his performance as Sellers' Agent hereunder; provided, that in no event shall Sellers' Agent or any subagent
                 --------
or appointee be indemnified or held harmless for his own gross negligence or willful misconduct.

     8.8  Distributions; Voting.
          ---------------------

          (a) Any shares of Parent Stock or other equity securities issued or distributed by Purchaser (including shares issued upon a stock split) ("New
                                                                        ---
Shares") in respect of the Escrow Shares that have not been released from the
------
Escrow Fund, and any dividends declared and paid on the Escrow Shares or interest earned on the Initial Cash ("New Cash"), each shall be added to the
                                      --------
Escrow Fund and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be retained in escrow pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Escrow Shares. Such New Cash consisting of dividends will become part of the Escrow Fund and will be available to satisfy Damages. The beneficial owners of the Escrow Shares shall pay any taxes on such dividends. When and if interest payable on the Initial Cash in the Escrow Fund shall be declared and paid, such interest shall be retained in escrow pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Initial Escrow Cash.
All New Cash that consists of interest payable on the Initial Cash shall be owned by the Limited Partners. Such New Cash consisting of interest payable on the Initial Cash will become part of the Escrow Fund and will be available to satisfy Damages. The beneficial owners of the New Cash shall pay any taxes on such interest.

          (b) Each Stockholder shall have voting rights with respect to that number of Escrow Shares contributed to the Escrow Fund on behalf of such Stockholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholders having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Stockholders. Purchaser shall show Parent Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

                                   SECTION 9

                            COVENANTS OF PURCHASER

     9.1  Blue Sky Laws.  Purchaser shall take such steps as may be necessary to
          -------------
comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of Parent Stock pursuant hereto, based on and in reliance upon the representations and warranties of the Stockholders herein.

                                  SECTION 10

 COVENANTS OF THE PURCHASER, THE PARENT, THE LIMITED PARTNERSHIP, THE LIMITED
              PARTNERS, THE GENERAL PARTNER AND THE STOCKHOLDERS

     10.1 Cooperation.  Each party hereto will fully cooperate with the other
          -----------
parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use reasonable efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. Each Stockholder will cooperate with Purchaser and Parent in the determination and delivery of a restated LP Balance Sheet utilizing Parent's revenue recognition policies for sales to end users (specifically, recognizing sales only upon installation). No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied by such party at or prior to the Closing. The Limited Partnership, each Limited Partner, the General Partner and each Stockholder take such steps to assist Purchaser as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Stock pursuant hereto.

     10.2 Further Acts.
          ------------

          (a) After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties will take any further actions necessary or desirable to carry out the purposes of this Agreement and to vest in Purchaser and/or Parent full title to the Purchased Interests and all properties, assets and rights of the Limited Partnership and the General Partner, and to allow the Purchaser or Parent to effect an election under Section 754 of the Code to achieve step-up basis in either the Purchased Interests or the assets of the Limited Partnership and/or the General Partnership (and each of the Parties hereto acknowledges and consents to such election). In addition, without in any way limiting the generality of the foregoing, the Limited Partnership, the General Partner and, to the extent required, the Limited Partners and the Stockholders hereby agree to take any and all further actions necessary or desirable to carry out the assignment to Purchaser of all Intellectual Property. The Stockholders shall take all necessary steps, at their own cost and expense, to ensure appropriate preparation and filing of K-1 statements in respect of the Limited Partnership and distributions therefrom to the Limited Partners and the General Partner for the fiscal year ending December 31, 2000, and to ensure a valid election under
Section 754 of the Code.

          (b) Purchaser, the Limited Partnership and the General Partner jointly shall, within a reasonable time after Closing, amend Section 7.05 of the Limited Partnership Agreement of the Limited Partnership to provide an interim closing of the books for the purposes of an allocation of profit and loss of the Limited Partnership to the Limited Partners and the General Partner. Thus, in the event of a sale of the Limited Partnership Interests by the Limited Partners as of August 31, 2000, all income or loss earned by the Limited Partnership through such date shall be allocated to the Limited Partners and all income or loss earned after such date shall be allocated to the new owners of the Limited Partnership Interests.

          (c) In the event Purchaser elects to treat the Purchase as an Asset Purchase Transaction pursuant to Section 1.1, the parties to this Agreement agree to allocate the Purchase Price hereunder in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), including the Treasury Regulations promulgated thereunder. The Limited Partnership and the Purchaser shall jointly complete and separately file Form 8594 with their respective federal income tax returns for the current tax year in accordance with such allocation schedule. The Purchase Price shall be allocated to the book value of the assets and the remaining amount of the Purchase Price in excess of the book value of the assets shall be allocated to goodwill.

          (d) Until such time as Purchaser has made its election pursuant to
Section 1.1, each Stockholder agrees in respect of any matter to which the Stockholders are entitled to vote their GP Shares, to vote such GP Shares as directed by the Purchaser.

     10.3 Certain Waivers.
          ---------------

          (a) Each Limited Partner and the General Partner voluntarily and knowingly waives any and all rights to (i) any declaration, setting aside, or payment of a dividend, capital account distribution, or other distribution in respect to the limited partnership interests or general partnership interests of the Limited Partnership, as applicable, (ii) any direct or indirect redemption, purchase or other acquisition by the Limited Partnership of any of such interests, or any rights of preemption, first refusal, first offer or similar rights in respect of any sale or transfer of such interests, and (iii) indemnification, compensation or contribution for any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses attributable to or arising out of any act or omission of the Limited Partnership or the General Partner.

          (b) Each Stockholder voluntarily and knowingly waives any and all rights to (i) any declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the General Partner, or any direct or indirect redemption, purchase or other acquisition by the General Partner of any of such interests, (ii) any rights of preemption, first refusal, first offer or similar rights in respect of any sale or transfer of such interests, and (iii) indemnification, compensation or contribution for any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses attributable to or arising out of any act or omission of the Limited Partnership or the General Partner.

     10.4 Sales Tax.  In the case of an election by Purchaser to characterize
          ---------
the Purchase as an Asset Purchase Transaction pursuant to Section 1.1, the Stockholders shall pay all sales tax of any kind (excluding, however, sales taxes due with respect to inventory of the Limited Partnership included in the Purchased Assets, payment of which such sales taxes shall be the sole responsibility of the Purchaser) due and owing by Purchaser or Parent in the State of New Jersey in respect of Purchaser's acquisition of the Purchased Assets.

                                  SECTION 11

                                 MISCELLANEOUS

     11.1 Survival of Warranties.  The representations, warranties and
          ----------------------
|agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and (except to the extent otherwise provided in this Agreement) shall terminate on the 18-month anniversary of the Closing Date.

     11.2 Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

          (a) if to Purchaser or Parent, to:



              Data Critical Corporation
              19820 North Creek Parkway
              Bothell, WA 98011
              Attention:  Chief Financial Officer
              Facsimile No.: (425) 482-7000
              Telephone No.: (425) 482-7010

          (b) if to the Limited Partnership, the General Partnership, any Limited Partner or any General Partner, to:

               Michael Bergelson, as Sellers' Agent
               750 Kappock Street
               Riverdale, New York 10463
               Facsimile No.: (718) 601-3512 (must call before faxing) Telephone No.: (718) 796-1560

     11.3 Interpretation.  When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used
                                 -------    --------       ---------
herein shall be deemed in each case to be followed by the words "without
                                                                 -------
limitation."  The phrase "made available" in this Agreement shall mean that the
----------                --------------
information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this
                                                             ----------------
Agreement", "the date hereof," and terms of similar import, unless the context
---------    ---------------
otherwise requires, shall be deemed to refer to August 31, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.4 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     11.5 Merger; Nonassignability; Parties in Interest.  This Agreement merges
          ---------------------------------------------
all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other prior written or prior or contemporaneous oral agreements existing between the parties hereto regarding such transactions (including but not limited to any confidentiality agreement executed between or among any of the parties in contemplation of such transactions): (a) are expressly canceled; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     11.6 Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     11.7 Remedies Cumulative.  Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.8  Governing Law; WAIVER OF JURY TRIAL. This Agreement and all acts and
           -----------------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of King County, Washington, subject to Section 9 of the Escrow Agreement. EACH OF PURCHASER, PARENT, THE LIMITED PARTNERSHIP, THE GENERAL PARTNER, EACH LIMITED PARTNER, EACH STOCKHOLDER AND SELLERS' AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION THAT MAY ARISE OUT OF OR IN RESPECT TO THE PURCHASE, THIS AGREEMENT, ANY RELATED AGREEMENTS AND ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

     11.9  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     11.10 Waiver of Restrictions.  Each of the Limited Partnership, the
           ----------------------
General Partner, each Limited Partner and each Stockholder hereby consents to the transfers of Purchased Interests that are the subject of this Agreement and waives any restrictions on transfer applicable to such Purchased Interests with respect to the transfers contemplated by this Agreement.

     11.11 Public Announcements.  All parties hereto agree that Parent will be
           --------------------
responsible for any press release or publication with respect to the existence of this Agreement or the transactions contemplated hereby and further agree to cooperate in good faith with respect to any such press release or public statement, and, except as may be required by law, further agree not to issue any such press release or public statement without the prior written consent of Parent (in the case of a publication proposed by the Limited Partnership, a Limited Partner, the General Partner and/or a Stockholder). Parent agrees to provide any such press release or public statement to Sellers' Agent in advance of publication and provide Sellers' Agent a reasonable opportunity to review and comment on such publication.

     11.12 Amendments and Waivers.  Any term of this Agreement may be amended
           ----------------------
or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12.12 shall be binding upon the parties and their respective successors and assigns.

     11.13 Material Adverse Effect.  In this Agreement, any reference to a
           -----------------------
"Material Adverse Effect" with respect to any entity or group of entities means
 -----------------------
any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

                           [Signature Page Follows]

          The parties have duly executed this Limited Partnership Interest and Stock Purchase Agreement as of the date first above written.

DATA CRITICAL CORPORATION           PACEART ASSOCIATES, L.P.


By:   /s/ Michael E. Singer         By:   PACEART G.P., INC.
   ---------------------------
Title:     CFO                            Its General Partner
      ------------------------

                                          By:/s/ Michael N. Bergelson
                                             -------------------------
                                          Title: President
                                                 ---------------------


DATACRITICAL.COM INC.               PACEART G.P., INC.


By: /s/ Michael E. Singer           By: /s/ Michael N. Bergelson
   ---------------------------         ---------------------------
Title:    CFO                       Title: President
      ------------------------            ------------------------

EACH LIMITED PARTNER OF PACEART
ASSOCIATES, L.P. SET FORTH ON
EXHIBIT A HERETO:



By:  /s/ Michael N. Bergelson
   ----------------------------
Name: Dr. Michael N. Bergelson
Title: Attorney-in-Fact


THE STOCKHOLDERS:

  /s/ Michael N. Bergelson
----------------------------------
Dr. Michael N. Bergelson

  /s/ Wayne Casebolt
----------------------------------
Wayne Casebolt

  /s/ Richard Schurig
----------------------------------
Richard Schurig

  /s/ Richard Puzo
----------------------------------
Richard Puzo

  /s/ Eric Reidman
----------------------------------
Eric Reidman

  /s/ Anthony Marchesini
----------------------------------
Anthony Marchesini

REPRESENTATIVE


  /s/ Michael N. Bergelson
-------------------------------
Dr. Michael N. Bergelson

                       PARTNERSHIP DISCLOSURE SCHEDULE

                                   EXHIBIT A

                  Limited Partners of the Limited Partnership
                  -------------------------------------------

                                   EXHIBIT B

                      Stockholders of the General Partner
                      -----------------------------------

                                   EXHIBIT C

              Limited Partner Capitalization and Conversion Table
              ---------------------------------------------------

                                   EXHIBIT D

                Stockholder Capitalization and Conversion Table
                -----------------------------------------------

                                   EXHIBIT E

                           Form of Escrow Agreement
                           ------------------------

                                   EXHIBIT F

               Form of Opinion of Orrick, Herrington & Sutcliffe
               -------------------------------------------------

                                   EXHIBIT G

                     Form of Registration Rights Agreement
                     -------------------------------------

                                   EXHIBIT H

                        Form of Opinion of Mintz, Levin
                        -------------------------------

                                      -2-